QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) June 21, 2002

Duane Reade Inc.

(Exact name of registrant as specified in its chapter)

Delaware	001-13843	04-3164702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Ninth Avenue New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (212) 273-5700

(Former name or former address, if changed since last report)

Item 5. Other Events.

        As previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 29, 2001 as filed with the Securities and Exchange Commission on March 28, 2002 (the "2001 10-K") and our Quarterly Report on Form 10-Q for the period ended March 30, 2002 as filed with the Securities and Exchange Commission on May 14, 2002, we adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, referred to in this report as SFAS 142, effective December 30, 2001. Because our adoption of SFAS 142 was not required to be adopted until December 30, 2001, the first period for which we were required to report our financial statements giving effect to SFAS 142 was our fiscal quarter ended March 30, 2002. In order to illustrate how the provisions of SFAS 142 would have affected our historical financial statements if SFAS 142 had been in effect for the five fiscal years ended December 29, 2001 and to set forth the transitional disclosures described in SFAS 142, we elected to file as Exhibit 99.1 to this report (1) our Selected Financial Data previously filed as Item 6 to our 2001 10-K and (2) a table showing the changes that would have been reflected in our net income and earnings per share if the provisions of SFAS 142 had been in effect for the five fiscal years ended December 29, 2001, which we are providing solely for informational purposes. The provisions of SFAS 142 prohibit giving retroactive effect to the elimination of goodwill amortization.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  a)
  Financial Statements. Not Applicable.

  b)
  Pro Forma Financial Information. Not Applicable.

  c)
  Exhibits.

        The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Selected Financial Data, including transitional disclosures described in SFAS No. 142

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUANE READE INC.
By:	/s/ JOHN K. HENRY John K. Henry Senior Vice President and Chief Financial Officer

Date  June 21, 2002

*  Print name and title of the signing officer under his signature.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Selected Financial Data, including transitional disclosures described in SFAS No. 142

QuickLinks

  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX